SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2003

HILLENBRAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East
Batesville, Indiana	47006-8835
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit.

	3.2	Amended and Restated Code of By-Laws of the Registrant
	99.1	Hillenbrand Industries, Inc. Corporate Governance Standards for Board of Directors
	99.2	Charter of Compensation and Management Development Committee of the Board of Directors

Item 9. REGULATION FD DISCLOSURE.

On September 10, 2003, the Board of Directors of Hillenbrand Industries, Inc. (the “Company”) approved revised Corporate Governance Standards for the Board of Directors, a revised Charter for the Compensation and Management Development Committee of the Board of Directors and an Amended and Restated Code of By-Laws for the Company. The changes approved by the Board, which the Board believes are consistent with its commitment to the highest standards of corporate governance, include, among other things, the following:

•	revisions to the Corporate Governance Standards, primarily to reflect stock ownership guidance for officers and directors;

•	revisions to the introduction of the Charter of the Compensation and Management Development Committee to reflect the Committee’s commitment to the long term interests of the Company’s shareholders;

•	revisions to the Code of By-Laws to:

•	provide indemnification protection for directors, officers and employees under certain circumstances permitted by Indiana corporate statutes;

•	provide for removal of directors by shareholders only for cause and 2/3 vote, consistent with the Company’s Articles of Incorporation; and

•	require that director nominees satisfy the qualifications established by the Board from time to time as contained in the proxy statement of the Corporation for the immediately preceding annual meeting or posted on the website of the Corporation.

The revised versions of each of these documents are attached as exhibits to this Form 8-K and are available on the Company’s website at www.hillenbrand.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE:	September 17, 2003	BY:	/s/ Scott K. Sorensen
Scott K. Sorensen
Vice President and
Chief Financial Officer

DATE:	September 17, 2003	BY:	/s/ Gregory N. Miller
Gregory N. Miller
Vice President – Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.2	Amended and Restated Code of By-Laws of the Registrant
99.1	Hillenbrand Industries, Inc. Corporate Governance Standards for Board of Directors
99.2	Charter of Compensation and Management Development Committee of Board of Directors